Exhibit 23.6







                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report on Nova Financial Systems, Inc., dated March 30, 2001, which appears in the Definitive Proxy Statement for Special Meeting on Schedule 14A filed on May 16, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.


                                                /s/ McGladrey & Pullen, LLP
                                                McGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
July 20, 2001